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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 15, 2000

                         PIONEER CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)


      DELAWARE                       1-9859                   06-1420850
(State or other jurisdiction of    (Commission              (IRS Employer
      incorporation)                 File No.)            Identification No.)

    700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS                    77002
    (Address of principal executive offices)                   (Zip Code)

     Registrant's telephone number, including area code:   713-570-3200

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
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ITEM 5. Other Events.

      On December 15, 2000, Pioneer Companies, Inc. ("Pioneer"), the parent of the Registrant, issued a press release announcing that the Registrant was delaying the payment of interest due on December 15, 2000, on its outstanding 9 1/4% Senior Secured Notes due June 2007. The press release also disclosed that Pioneer has entered into discussions with an institutional investor with respect to a three-year credit facility of up to $35 million subject to specified conditions. It was stated that if the new financing is consummated within thirty days, the Registrant will be able to pay the delayed interest payment within the grace period allowed by the Notes, and that necessary consents will be sought from the holders of Pioneer's senior indebtedness. Further, Pioneer disclosed that if the financing is not arranged or if the necessary consents are not obtained, Pioneer will seek a restructuring of the senior indebtedness.


ITEM 7.  Financial Statements and Exhibits.

      The following exhibit is filed with this report:

      EXHIBIT NO.                   DESCRIPTION
      -----------                   -----------
         99(a)                Press Release issued by Pioneer Companies, Inc.
                              on December 15, 2000.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PIONEER CORPORATION OF AMERICA

December 19, 2000                   By: /s/ PHILIP A. ABLOVE
                                        ------------------------------
                                          Philip A. Ablove
                                          Executive Vice President and
                                          Chief Financial Officer


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